CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 27, 2010, relating to the financial statements and financial highlights which appears in the November 30, 2009 Annual Report to Shareholders of PineBridge Mutual Funds (formerly known as Brazos Mutual Funds), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Accounting Firm" in such Registration Statement.

Milwaukee, WI
March 30, 2010